Consent of Independent Accountants


We consent to the use in this Amendment No. 3 to the Registration Statement on Form SB-2 (No. 333-20601) of our report dated March 6, 1997, relating to the consolidated financial statements of Butterwings Entertainment Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "expert" in the prospectus.

                           /s/ McGladrey & Pullen LLP

Schaumburg, Illinois
January 21, 1998